UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RF Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	61-1991323
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Somerset, #05-06
Singapore 238164	238164
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A	The Nasdaq Stock Market LLC
common stock, one redeemable warrant, and one
right to receive one-tenth of one share of Class A
common stock
Share of Class A common stock, par value $0.0001	The Nasdaq Stock Market LLC
per share
Warrants, each whole warrant exercisable for one	The Nasdaq Stock Market LLC
share of Class A common stock at an exercise price of
$11.50 per share
Rights, each right receives one-tenth of one share of	The Nasdaq Stock Market LLC
Class A common stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261765

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock, par value $ 0.0001 per share, warrants to purchase shares of Class A common stock of RF Acquisition Corp. (the “Registrant”), and rights to receive shares of Class A common stock of the Registrant. The description of the units, shares of Class A common stock, warrants, and rights set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-261765), originally filed with the U.S. Securities and Exchange Commission on December 20, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 25, 2022).

3.2	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 28, 2022).

3.3	Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 25, 2022).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on March 15, 2022).

4.2	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 25, 2022).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 25, 2022).

4.4	Specimen Rights Certificate (Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 25, 2022).

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on March 15, 2022).

4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on March 15, 2022).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on March 15, 2022).

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261765), filed with the U.S. Securities and Exchange Commission on January 25, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RF ACQUISITION CORP.

Date: March 23, 2022	By:	/s/ Tse Meng Ng
		Name:	Tse Meng Ng
		Title:	Chief Executive Officer

[Signature Page to Form 8-A]